INTEGRATED HEALTH SERVICES, INC.

                           DEFERRED COMPENSATION PLAN

                           FOR SENIOR VICE PRESIDENTS

                        AND HIGHLY COMPENSATED EMPLOYEES









                              AMENDED AND RESTATED
                          EFFECTIVE AS OF MARCH 1, 1998

                        INTEGRATED HEALTH SERVICES, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR SENIOR VICE PRESIDENTS
                        AND HIGHLY COMPENSATED EMPLOYEES

                              AMENDED AND RESTATED
                          EFFECTIVE AS OF MARCH 1, 1998

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

1.1      ACCOUNT.............................................................  1
1.2      BENEFICIARY.........................................................  1
1.3      CHANGE OF CONTROL...................................................  1
1.4      CODE................................................................  2
1.5      COMPENSATION........................................................  2
1.6      COMPENSATION DEFERRAL ACCOUNT.......................................  2
1.7      COMPENSATION DEFERRALS..............................................  2
1.8      DESIGNATED SENIOR VICE PRESIDENT....................................  2
1.9      DESIGNATION DATE....................................................  2
1.10     EFFECTIVE DATE......................................................  2
1.11     ELIGIBLE EMPLOYEE...................................................  2
1.12     EMPLOYER............................................................  2
1.13     EMPLOYER CONTRIBUTION CREDIT ACCOUNT................................  2
1.14     EMPLOYER CONTRIBUTION CREDITS.......................................  2
1.15     ENTRY DATE..........................................................  2
1.16     HIGHLY COMPENSATED EMPLOYEE.........................................  3
1.17     PARTICIPANT.........................................................  3
1.18     PARTICIPANT ENROLLMENT AND ELECTION FORM............................  3
1.19     PLAN................................................................  3
1.20     PLAN YEAR...........................................................  3
1.21     TRUST...............................................................  3
1.22     TRUSTEE.............................................................  3
1.23     VALUATION DATE......................................................  3

                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

2.1      REQUIREMENTS........................................................  3
2.2      RE-EMPLOYMENT.......................................................  4
2.3      CHANGE OF EMPLOYMENT CATEGORY.......................................  4


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                                    ARTICLE 3

                            CONTRIBUTIONS AND CREDITS

3.1      EMPLOYER CONTRIBUTION CREDITS.......................................  4
3.2      PARTICIPANT COMPENSATION DEFERRALS..................................  5
3.3      CONTRIBUTIONS TO THE TRUST..........................................  6

                                    ARTICLE 4

                               ALLOCATION OF FUNDS

4.1      ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.................  6
4.2      ACCOUNTING FOR DISTRIBUTIONS........................................  7
4.3      SEPARATE ACCOUNTS...................................................  7
4.4      INTERIM VALUATIONS..................................................  7
4.5      DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS........................  7
4.6      EXPENSES............................................................  8
4.7      TAXES...............................................................  8

                                    ARTICLE 5

                             ENTITLEMENT TO BENEFITS

5.1      TERMINATION OF EMPLOYMENT...........................................  9
5.2      HARDSHIP DISTRIBUTIONS..............................................  9
5.3      VESTING.............................................................  9

                                    ARTICLE 6

                            DISTRIBUTION OF BENEFITS

6.1      AMOUNT.............................................................. 10
6.2      METHOD OF PAYMENT................................................... 10
6.3      DEATH BENEFITS...................................................... 10

                                    ARTICLE 7

                         BENEFICIARIES; PARTICIPANT DATA

7.1      DESIGNATION OF BENEFICIARIES........................................ 11
7.2      INFORMATION  TO BE FURNISHED BY  PARTICIPANTS  AND  BENEFICIARIES;
         INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES................... 11

                                    ARTICLE 8

                                 ADMINISTRATION

8.1      ADMINISTRATIVE AUTHORITY............................................ 12
8.2      UNIFORMITY OF DISCRETIONARY ACTS.................................... 13
8.3      LITIGATION.......................................................... 13


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8.4      CLAIMS PROCEDURE.................................................... 13

                                    ARTICLE 9

                                    AMENDMENT

9.1      RIGHT TO AMEND...................................................... 14
9.2      AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN................ 14

                                   ARTICLE 10

                                   TERMINATION

10.1     EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN....................... 14
10.2     AUTOMATIC TERMINATION OF PLAN....................................... 14
10.3     SUSPENSION OF DEFERRALS............................................. 14
10.4     ALLOCATION AND DISTRIBUTION......................................... 15
10.5     SUCCESSOR TO EMPLOYER............................................... 15

                                   ARTICLE 11

                                    THE TRUST

11.1     ESTABLISHMENT OF TRUST.............................................. 15

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1     LIMITATIONS ON LIABILITY OF EMPLOYER................................ 15
12.2     CONSTRUCTION........................................................ 16
12.3     SPENDTHRIFT PROVISION............................................... 16




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                        INTEGRATED HEALTH SERVICES, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR SENIOR VICE PRESIDENTS
                        AND HIGHLY COMPENSATED EMPLOYEES

                              AMENDED AND RESTATED
                          EFFECTIVE AS OF MARCH 1, 1998

                                    RECITALS

     This, the Integrated Health Services, Inc. Deferred Compensation Plan for Senior Vice Presidents and Highly Compensated Employees (the "Plan"), is adopted by Integrated Health Services, Inc. (the "Employer") for certain of its executive and/or highly compensated employees. The Plan constitutes an amendment and restatement of the Integrated Health Services, Inc. Supplemental Deferred Compensation Plan for Senior Vice Presidents.

     The purpose of the Plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Accordingly, the following Plan is adopted.


                                    ARTICLE 1

                                   DEFINITIONS

     1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including contribution credits and deemed income, gains and losses (as determined by the Employer, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

     1.2 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

     1.3 CHANGE OF CONTROL means (a) the purchase of other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated  under  the  Act) of  thirty  percent  (30%) or more of  either  the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated entity's then


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



outstanding securities,  or (c) a liquidation or dissolution of the Employer, or
(d) the sale of all or substantially all of the Employer's assets.

     1.4 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     1.5 COMPENSATION means the total current cash remuneration paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer at its discretion).

     1.6 COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.2.

     1.7 COMPENSATION DEFERRALS is defined in Section 3.2.

     1.8 DESIGNATED SENIOR VICE PRESIDENT means a person employed by the Employer in the position of Senior Vice President who is designated by the Board of Directors of the Employer to be eligible for Designated Senior Vice President benefits under the Plan.

     1.9 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Employer.

     1.10 EFFECTIVE DATE means the effective date of this amended and restated Plan, which shall be March 1, 1998.

     1.11 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), any Highly Compensated Employee or Designated Senior Vice President.

     1.12 EMPLOYER means Integrated Health Services, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Integrated Health Services, Inc., or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Integrated Health Services, Inc., to become a party to the Plan.

     1.13 EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined Section 3.1.

     1.14 EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.

     1.15 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first is given notice that he or she is an Eligible Employee.

     1.16 HIGHLY COMPENSATED EMPLOYEE means a person employed by the Employer, other than a Designated Senior Vice President, who, for any Plan Year, meets the definition of "highly compensated employee" under section 414(q) of the Code. In determining whether such an employee is a Highly Compensated Employee for a Plan Year, the employee's compensation (within

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



the meaning of Code section 414(q)) will be based upon (i) in the case of a newly hired employee during that Plan Year, his or her projected annual compensation as of the date of hire, as determined by the Employer in its discretion, and (ii) in the case of an employee employed by the Employer during the entire Plan Year, his or her actual compensation through November 1 of that Plan Year, plus his or her projected compensation for the period November 1 through December 31 of that Plan Year, as determined by the Employer in its discretion. The preceding notwithstanding, any such employee who met the Code section 414(q) definition of "highly compensated employee" (as amended by the Small Business Job Protection Act of 1996) during the 1997 Plan Year will, as of the Effective Date, be considered a Highly Compensated Employee hereunder. Once an employee becomes a Highly Compensated Employee, the employee will remain a Highly Compensated Employee throughout the remainder of his or her employment with the Employer (unless and until such employee becomes a Designated Senior Vice President), regardless of whether he or she continues to meet the Code section 414(q) definition of "highly compensated employee".

     1.17 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

     1.18 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form or forms on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

     1.19 PLAN means this Integrated Health Services, Inc. Deferred Compensation Plan for Senior Vice Presidents and Highly Compensated Employees, as amended from time to time.

     1.20 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.

     1.21 TRUST means the Trust established pursuant to Article 11.

     1.22 TRUSTEE means the trustee of the Trust established pursuant to Article 11.

     1.23 VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.


                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

     2.1 REQUIREMENTS. Every Eligible Employee as of the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she is notified by the Employer that he or she is an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

          Participation in the Participant Compensation Deferral feature of the Plan is voluntary.


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



In order to participate in the Participant Compensation Deferral feature of the Plan, an otherwise Eligible Employee must make written application in such manner as may be required by Section 3.2 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

     2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

     2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.


                                    ARTICLE 3

                            CONTRIBUTIONS AND CREDITS

     3.1 EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. There shall be established the following two (2) sub-accounts under a Participant's Employer Contribution Credit Account: (a) the Matching Contribution Sub-Account; and (b) the Discretionary Contribution Sub-Account. Each such Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer's Contribution Credits credited to that Sub-Account; and
(b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Sub-Account's deemed assets as determined by the Employer, in its discretion) allocated to that Sub-Account.

          For purposes of this Section, the Employer's Contribution Credits credited to a Participant's Matching Contribution Sub-Account for a particular Plan Year shall be (i) if the Participant is a Designated Senior Vice President, an amount equal to fifty percent (50%) of the Participant's Compensation Deferrals for the Plan Year (not in excess of ten thousand dollars ($10,000) of Compensation Deferrals), and (ii) if the Participant is not a Designated Senior Vice President, an amount equal to twenty-five percent (25%) of the Participant's Compensation Deferrals for the Plan Year (not in excess of ten thousand dollars ($10,000) of Compensation Deferrals). Notwithstanding the preceding, a Participant who makes Compensation Deferrals for the calendar month in which he or she terminates employment with the Employer shall receive no Employer Contribution Credits to his or her Matching Contribution Sub-Account with respect to such calendar month.

          For purposes of this  Section,  the  Employer's  Contribution  Credits credited to a Participant's Discretionary Contribution Sub-Account for a particular Plan Year shall be an amount (if any) determined by the Employer in its discretion. The amount allocated to each Participant's Discretionary Contribution Sub-Account each year that the Employer makes a discretionary contribution shall depend upon whether or not the Participant is a Designated Senior Vice President. If the Participant is a Designated Senior Vice President, the amount allocated to such Participant's Discretionary Contribution Sub-Account for a Plan Year shall equal the total discretionary contributions for the Plan Year (if any) made by the Employer on behalf of participating Designated Senior Vice Presidents multiplied by a fraction, the numerator of which is the Participant's Compensation for the calendar year prior to the Plan Year for which the discretionary contribution is made (as determined by the Employer) and the denominator of which is the total of all participating


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



Designated Senior Vice Presidents' Compensation for such calendar year. If the Participant is not a Designated Senior Vice President, the amount allocated to such Participant's Discretionary Contribution Sub-Account for a Plan Year shall equal the total discretionary contributions for the Plan Year (if any) made by the Employer on behalf of Participants other than Designated Senior Vice Presidents multiplied by a fraction, the numerator of which is the Participant's Compensation for the calendar year prior to the Plan Year for which the discretionary contribution is made (as determined by the Employer) and the denominator of which is the total of all Participants' (other than Designated Senior Vice Presidents') Compensation for such calendar year. If a Participant receives a discretionary contribution for a Plan Year and the Participant terminates employment voluntarily with the Employer during such Plan Year, the Participant shall forfeit that portion of the Plan Year's discretionary contribution that is equal to the amount he or she had allocated to his or her Discretionary Contribution Sub-Account multiplied by a fraction, the numerator of which is the number of days in the Plan Year remaining after the Participant's termination of employment and the denominator of which is three hundred and sixty-five (365). Any such forfeited amount shall be retained by the Employer if it had not at such time made a contribution to the Trust in respect of such discretionary contribution or, if the Employer had made a contribution to the Trust in respect of such discretionary contribution, any such forfeited amount shall be returned to the Employer from the Trust (unadjusted for deemed earnings or losses).

          The Participant's Employer Contribution Credit Account shall be credited or debited, as applicable, as of each Valuation Date, with deemed earnings or losses, as applicable. The amount of deemed earnings or losses shall be as determined by the Employer. The Employer shall have the discretion to allocate such deemed earnings or losses among Participants' Employer Contribution Credit Accounts and among a Participant's Sub-Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

          A Participant shall be vested in amounts credited to his or her Employer Contribution Credit Account as provided in Section 5.3.

     3.2 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amounts designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the November 1 and ending on the December 31 of the prior Plan Year, or during such other period as is established by the Employer.

          Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. A Participant's regular payroll deduction Compensation Deferral amount is unlimited for any regular payroll period, but may not exceed in any Plan Year fifty percent (50%) of his or her regular Compensation for such Plan Year. The Participant may change his or her regular payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Employer at least thirty (30) days prior to, the beginning of any regular payroll period, with such reduction being first effective for Compensation to be earned in that payroll period. In the case of a bonus deferral, the Participant may reduce his or her bonuses due to be paid by the Employer by giving notice to the


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



Employer of the bonus Compensation Deferral amount prior to the date the applicable bonus is first due to be paid.

          Once made, a Compensation Deferral regular payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer. A bonus payment election shall continue in force only for the Plan Year for which the election is first effective. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

          There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals; and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto. A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.

     3.3 CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participants' Accounts under Section 3.2 as soon as practicable after such amount(s) are determined. An amount shall be contributed by the Employer to said Trust equal to the amount(s) required to be credited to the Participants' Accounts under Section 3.1 as soon as practicable after the end of the calendar month in which such amounts are determined.

                                    ARTICLE 4

                               ALLOCATION OF FUNDS

     4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested. The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant's Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant's Account will be credited or debited to reflect the Participant's deemed investments of the Trust. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined


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



as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

     4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. Such amounts shall be charged on a pro rata basis against the investments of the Trust in which the Participant's Account is deemed to be invested.

     4.3 SEPARATE ACCOUNTS. A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with sub-accounts to show separately the deemed earnings and losses credited or debited to such Account, and the applicable deemed investments of the Account.

     4.4 INTERIM VALUATIONS. If it is determined by the Employer that the value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

     4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

          (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date which is at least ten (10) business days after such filing. In lieu of such written requirement, the Employer may, in its discretion, permit any such investment direction to be made through use of an "automated response unit", in which event such investment direction may be effective immediately.

          (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

          (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

          (d) If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Employer in its discretion.

          (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

          (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

     4.6  EXPENSES.   Expenses,   including  Trustee  fees,   allocable  to  the
administration or operation of an Account maintained under the Plan shall be paid by the Employer.

     4.7 TAXES. Any taxes payable by the Employer allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof) shall be paid by the Employer and shall not be charged against that Account, as an expense of the Account or otherwise.


                                    ARTICLE 5

                             ENTITLEMENT TO BENEFITS

     5.1 TERMINATION OF EMPLOYMENT. A Participant who terminates employment with the Employer shall receive payment of his or her vested Account as soon as practicable following his or her termination of employment with the Employer, such vested Account to be valued and payable at such termination according to the provisions of Article 6.

     5.2 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant's vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution. "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer. A distribution may be made under this Section only with the consent of the Employer.

     5.3 VESTING. A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Compensation Deferral Account. Amounts credited to a Participant's Matching Contribution Sub-Account shall vest according to the following schedule:

==================================== ===========================================
  YEARS OF PLAN PARTICIPATION                    VESTED PERCENTAGE

==================================== ===========================================
          Less than 1                                   0%
==================================== ===========================================
       1 but less than 2                                25%
==================================== ===========================================
       2 but less than 3                                50%
==================================== ===========================================
       3 but less than 4                                75%
==================================== ===========================================
           4 or more                                   100%
==================================== ===========================================

          For purposes of this Section, a Participant's years of Plan participation shall equal the Participant's total number of completed twelve
(12) month periods of employment with the Employer as of the date of reference, whether continuous or noncontinuous, after the Effective Date (after August 1, 1997, in the case of a Participant who was a Designated Senior Vice President between August 1, 1997 and March 1, 1998).

          Amounts, if any, credited to a Participant's Discretionary Contribution Sub-Account shall vest according to a schedule to be determined by the Employer, in its discretion, and which is expected to be communicated to the Participant on or about the date the credit is made.

          If a Participant terminates employment because of death, total and permanent disability (as determined by the Employer in its discretion) or termination by the Employer without cause (as determined by the Employer) or for any reason within one (1) year following a Change of Control, the Participant shall become one hundred percent (100%) vested in his or her Employer Contribution Credit Account. If a Participant terminates employment under any other circumstance, he or she shall become vested in his or her Employer Contribution Account, if at all, under the vesting schedules set forth above.


                                    ARTICLE 6

                            DISTRIBUTION OF BENEFITS

     6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date of the Participant's termination of employment with the Employer, a distribution in an aggregate amount equal to the Participant's vested Account. Any payment due hereunder from the

Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

     6.2 METHOD OF PAYMENT.

          (a) Cash Payments. All payments under the Plan shall be made in cash.

          (b) Timing and Manner of Payment. An aggregate amount equal to the Participant's vested Account will be paid by the Trust or the Employer upon a Participant's termination of employment with the Employer, as provided by
Section 6.1, in a lump sum or in substantially equal annual installments (adjusted for gains and losses), as selected by the Participant as provided in
Article 5. If a Participant fails to designate properly the manner of the Participant's benefit under the Plan, such payment will be in a lump sum.

          If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case any deemed income, gain or loss attributable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

     6.3 DEATH BENEFITS. If a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account (which may include credits for insurance contract death benefits deemed to be received by the Account) shall be paid, as provided in Section 6.2(a), to the person or persons designated in accordance with Section 7.1, in a cash lump sum.

          Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in a lump sum.


                                    ARTICLE 7

                         BENEFICIARIES; PARTICIPANT DATA

     7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

          In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stripes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

     7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.


                                    ARTICLE 8

                                 ADMINISTRATION

     8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

          (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

          (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

     8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

     8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

          (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

          (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

          (c) An explanation of the Plan's claims review procedure.

          The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any
extension  notice  shall  indicate  the  special  circumstances   requiring
the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

          Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

          The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.


                                    ARTICLE 9

                                    AMENDMENT

     9.1 RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

     9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.


                                   ARTICLE 10

                                   TERMINATION

     10.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts.

The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

     10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

     10.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

     10.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants and the value of the interest of all Participants and Beneficiaries shall be fully vested and determined and, after paying Plan benefits, paid to them as soon as is practicable after such termination.

     10.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.


                                   ARTICLE 11

                                    THE TRUST

     11.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

     12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

          The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

     12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

          In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

     IN WITNESS WHEREOF, the Employer has caused this amended and restated Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of March, 1998.

ATTEST/WITNESS:                           INTEGRATED HEALTH SERVICES, INC.


________________________________           By:____________________________(SEAL)

Print: ____________________________        Print Name: _________________________

                                                Date: __________________________